EXHIBIT 23.2


                   INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Shareholders of Andrea Electronics Corporation
11-40 45th Road
Long Island City, New York


     We consent to the incorporation by reference in this registration statement on Form S-8 of Andrea Electronics Corporation of our report dated February 2, 1995, appearing in the Annual Report on Form 10-K of Andrea Electronics Corporation for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.


RAICH ENDE MALTER LERNER & CO.
Certified Public Accountants
East Meadow, New York
March 31, 1997